UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 31, 2006

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
      (Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On July 31, 2006, YUM! Brands, Inc. issued a press release reporting that it has agreed to purchase the remaining 50% interest of its 541 Pizza Huts in the United Kingdom from Whitbread PLC, its long-time joint-venture partner. The Company also confirmed its earnings per share guidance for 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release dated July 31, 2006 from YUM! Brands, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: August 3, 2006	/s/ Ted F. Knopf
Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)

Exhibit 99.1

YUM! BRANDS AGREES TO ACQUIRE REMAINING 50% OWNERSHIP OF ITS PIZZA HUT UNITED KINGDOM JOINT VENTURE FROM WHITBREAD PLC

LOUISVILLE, KY (July 31, 2006) — YUM! Brands, Inc. (NYSE: YUM) announced today that it has agreed to purchase for $183 million plus the assumption of $25 million in certain debt and liabilities, the remaining 50% interest of its 541 Pizza Huts in the United Kingdom from Whitbread PLC, its long-time joint-venture partner. Whitbread has decided to refocus its business to the hospitality and leisure sectors. The transaction is expected to close in the fourth quarter pending regulatory approval and other customary closing conditions. The company plans to finance the purchase with additional debt. For the full year 2006, the company continues to expect EPS of at least $2.83 or 11% growth.

“Pizza Hut is a powerhouse brand around the globe and the leader in casual dining in the United Kingdom, which has historically been one of the strongest markets for Yum! Restaurants International (YRI). While recent sales trends for Pizza Hut U.K. have been soft, we believe in the long-term growth potential of this market,” said David C. Novak, Chairman and Chief Executive Officer, Yum! Brands, Inc. “We are very pleased with this acquisition and plan to recoup much of this investment through refranchising,” Novak added.

In early June, Alasdair Murdoch, a long-time Pizza Hut veteran, was appointed as Managing Director of Pizza Hut, U.K. Murdoch most recently led the turnaround and growth of the Pizza Hut business in France. He previously served as Operations Director for Pizza Hut in the U.K., where he successfully introduced the Pizza Hut Home Delivery business and improved operations excellence. Once the acquisition is complete, Murdoch will report to Graham Allan, President of YRI. “Alasdair Murdoch is an impressive leader who knows how to get excellent sales and profit results, and I am confident he will take our Pizza Hut business in the U.K. to the next level,” said Graham Allan. “This acquisition is consistent with our strategy of driving profitable international growth, enabling us to build scale and produce excellent returns over the long term,” Allan added.

For the past five years, through 2005, Yum! Brands’ Pizza Hut U.K. business has experienced compounded annual operating-profit growth in local currency of 14% and system-sales growth in local currency of 9%. In addition to the 541 Pizza Huts in the joint venture between YUM and Whitbread, there are 125 Pizza Hut restaurants in the United Kingdom, which are owned and operated by franchisees. Over the next several years, the company expects to substantially reduce its equity ownership of the 541 Pizza Hut restaurants from this deal through refranchising to new and existing franchisees. YRI’s franchise-dominant model will remain the target ownership structure.

Full-year 2006 guidance for Yum! Brands will be updated when the deal is complete.

Note: The purchase price noted above in U.S. dollars is based on the current exchange rate from British pounds, and it does not include capitalized leases that are to be assumed by Yum! Brands.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past three years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past two years, one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations, at 888/298-6986

Quan Nghe, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations, at 502/874-8200